EXHIBIT 11

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                       Three Months Ended September 30, Nine Months Ended September 30,
                                                       -------------------------------- -------------------------------
                                                              2001            2000          2001           2000
                                                              ----            ----          ----           ----
BASIC NET INCOME (LOSS) PER COMMON SHARE

Net Loss                                                  $  (429,435)   $  (331,555)   $(1,311,612)   $  (184,140)
                                                          ===========    ===========    ===========    ===========

Weighted average Common Shares outstanding                  7,697,944      7,036,563      7,489,009      6,914,194
                                                          ===========    ===========    ===========    ===========


Basic Net Loss Per Common Share                           $     (0.06)   $     (0.05)   $     (0.18)   $    ( 0.03)
                                                          ===========    ===========    ===========     ===========


DILUTED NET INCOME (LOSS) PER COMMON SHARE

Net Loss                                                  $  (429,435)   $   121,058    $(1,311,612)   $   178,068
                                                          ===========    ===========    ===========    ===========

Weighted average Common Shares outstanding                  7,697,944      7,036,563      7,489,009      6,914,194
Options and warrants assumed to be Common Stock
        equivalents using Treasury Stock Method                     0              0              0              0
                                                          -----------    -----------    -----------    -----------
Weighted average common shares outstanding, as
        adjusted                                            7,697,944      7,036,563      7,489,009      6,914,194
                                                          ===========    ===========    ===========     ===========


Diluted Net Loss per Common Share                         $     (0.06)   $     (0.05)   $     (0.18)   $     (0.03)
                                                          ===========    ===========    ===========    ===========


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